EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 15, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Versata, Inc. on Form 10-K for the year ended October 31, 2003. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of Versata, Inc. on Form S-8 (File Nos. 333-36602, 333-70946, 333-70954 and 333-110551).

/s/    GRANT THORNTON LLP

San Jose, California

January 26, 2004